Exhibit 13.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of United Utilities PLC, an English public limited company (the “Company”), does hereby certify, to such officers’ knowledge, that:
The Annual Report on Form 20-F for the year ended March 31, 2004 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 25, 2004	/s/ John Roberts

John Edward Roberts
Chief Executive

Dated: June 25, 2004	/s/ Simon Batey

Simon George Batey
Group Finance Director

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 20-F or as a separate disclosure document.

A signed original of this written statement required by section 906 has been provided to United Utilities PLC and will be retained by United Utilities PLC and furnished to the Securities and Exchange Commission or its staff upon request.